MARQETA REPORTS FOURTH QUARTER AND FULL YEAR 2023 FINANCIAL RESULTS
The global modern card issuing platform had $62 billion in fourth quarter total processing volume, up 33 percent year-over-year, and generated $119 million in fourth quarter net revenue.
The Company's annual total processing volume was up 34 percent year-over-year to $222 billion, generating $676 million in annual revenue.

OAKLAND, Calif. – February 28, 2024 - Marqeta, Inc. (NASDAQ: MQ), the global modern card issuing platform, today reported financial results for the fourth quarter and full year ended December 31, 2023.
Total processing volume (TPV) was $62 billion for the quarter, representing a 33% year-over-year increase, and TPV was $222 billion for the full 2023 fiscal year, an annual increase of 34%.
Marqeta's Q4 earnings are the Company's second full quarter of financial results reflecting its Cash App contract renewal effective as of July 2023. Marqeta reported Q4 net revenue of $119 million, a 42% decrease in net revenue, which reflected a 59 percentage point negative growth impact due to the change in revenue presentation resulting from the new Cash App contract. The Company saw gross profit of $83 million during the quarter, down 4% year-over-year, primarily due to the new pricing for Cash App. For the full 2023 fiscal year, Marqeta reported net revenue of $676 million and gross profit of $330 million, representing an annual decrease of 10%, and an increase of 3%, respectively.
For the quarter ended December 31, 2023, Marqeta reported a GAAP net loss of $40 million and Adjusted EBITDA income of $3 million. For the year ended December 31, 2023, the Company reported a GAAP net loss of $223 million and an adjusted EBITDA loss of $2 million.
"2023 was transformative for Marqeta, as we enhanced our platform with new credit card program management capabilities, renewed the large majority of our processing volume to longer term deals, and delivered on operating efficiency," said Simon Khalaf, CEO at Marqeta. "We are entering 2024 with a best-in-class product set, continued growth in Fintech, and exciting opportunities in embedded finance."
Recent Business Updates:
•Following the launch of its revamped credit card platform in October 2023, Marqeta announced its first credit deals showing early traction for its new offerings across varying embedded finance use cases, from travel and entertainment to professional spend management:
◦Internet Travel Solutions (ITS) is a leading provider of travel management software and will utilize Marqeta’s comprehensive credit card platform to launch a multi-use travel and expense (T&E) commercial credit card for the mid-sized business market.
◦Affinipay will use Marqeta to build a flexible and customized credit offering, embedded directly into its platform. Affinipay’s LawPay Visa SMB revolving credit card, powered by Marqeta, will be the first comprehensive solution in the legal industry that helps law firms pay, track and manage firm and client expenses.

Operating Highlights

In thousands, except percentages and per share data. % change is calculated over the comparable prior-year period (unaudited)	Three Months Ended December 31,		% Change	Twelve Months Ended December 31,		% Change
	2023	2022		2023	2022
Financial metrics:
Net revenue	$118,822	$203,805	(42%)	$676,171	$748,206	(10%)
Gross profit	$83,233	$87,124	(4%)	$329,514	$320,001	3%
Gross margin	70%	43%	27 ppts	49%	43%	6 ppts
Total operating expenses	$139,571	$141,447	(1%)	$612,529	$529,809	16%
Net loss	$(40,376)	$(26,326)	53%	$(222,962)	$(184,780)	21%
Net loss margin	(34%)	(13%)	(21) ppts	(33%)	(25%)	(8) ppts
Net loss per share - basic and diluted	$(0.08)	$(0.05)	60%	$(0.42)	$(0.34)	24%
Key operating metric and Non-GAAP financial measures:
Total Processing Volume (TPV) (in millions) [1]	$61,979	$46,704	33%	$222,264	$166,260	34%
Adjusted EBITDA [2]	$3,292	$(7,488)	(144%)	$(2,290)	$(41,796)	(95%)
Adjusted EBITDA margin [2]	3.0%	(3.7%)	7 ppts	(0.3%)	(5.6%)	(6) ppts
Non-GAAP operating expenses [2]	$79,941	$94,612	(16%)	$331,804	$361,797	(8%)
1 TPV represents the total dollar amount of payments processed through our platform, net of returns and chargebacks. We believe that TPV is a key indicator of the market adoption of our platform, growth of our brand, growth of our customers' businesses, and scale of our business.
2 See "Information Regarding Non-GAAP Measures" for definitions of Adjusted EBITDA, Adjusted EBITDA margin, and Non-GAAP operating expenses and the reconciliations of the net loss to Adjusted EBITDA, and of the total operating expenses to Non-GAAP operating expenses.
Fourth Quarter 2023 Financial Results:
•TPV increased by 33% year-over-year, from $47 billion for the quarter ended December 31, 2022, to $62 billion for the quarter ended December 31, 2023.
•Net revenue of $119 million decreased by $85 million, or (42%) year-over-year, primarily driven by the contract renewal with Cash App, which allowed for reduced pricing and also resulted in a change to the revenue presentation. The impact of fees owed to Issuing Banks and Card Networks related to the Cash App primary Card Network volume, which are netted against revenue earned from the Cash App program within Net Revenue, was a reduction of $120 million, negatively impacting the growth rate by 59 percentage points. Prior to the quarter ended June 30, 2023, these costs were included within Cost of Revenue.
•Gross profit decreased by 4% year-over-year to $83 million from $87 million in the fourth quarter of 2022 primarily due to reduced pricing from the Cash App renewal. Gross margin was 70% in the fourth quarter.
•Net loss increased by $14 million, or 53%, year-over-year to $40 million, primarily driven by expenses related to the Power Finance acquisition.
•Adjusted EBITDA in the fourth quarter of 2023 was an income of $3 million, an increase of $11 million year-over-year.
Full Year 2023 Financial Results:
•TPV increased by 34% year-over-year, from $166 billion in 2022, to $222 billion in 2023.
•Net revenue decreased by $72 million, or (10%) year-over-year, primarily driven by the contract renewal with Cash App, which allowed for reduced pricing and also resulted in a change to the revenue presentation. The impact of fees owed to Issuing Banks and Card Networks related to the Cash App primary Card Network volume, which are netted against revenue earned from the Cash App program within Net Revenue, was a reduction of $234 million, negatively impacting the growth rate by 31 percentage points. In prior periods, these costs were included within Cost of Revenue.
•Gross profit increased by $10 million, or 3% year-over-year. Gross margin was 49% for the year ended December 31, 2023.

•Net loss increased by $38 million, or 21%, year-over-year to $223 million, primarily driven by expenses related to the Power Finance acquisition.
•Adjusted EBITDA for the year ended December 31, 2023 was a loss of $2 million, a $40 million year-over-year improvement.

Conference Call
Marqeta will host a live conference call today at 1:30 p.m. Pacific time (4:30 p.m. Eastern time). To join the call, please dial-in 10 minutes in advance: toll-free at 1-877-407-4018 or direct at 1-201-689-8471. The conference call will also be available live via webcast online at http://investors.marqeta.com.
The telephone replay dial-in numbers are 1-844-512-2921 and 1-412-317-6671 and will be available until March 6, 2024, 8:59 p.m. Pacific time (11:59 p.m. Eastern time). The confirmation code for the replay is 13743460.

Forward-Looking Statements
This press release contains "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements expressed or implied in this press release include, but are not limited to, statements relating to Marqeta’s quarterly guidance; statements regarding Marqeta’s business plans, business strategy and the continued success and growth of our customers; statements and expectations regarding Marqeta's partnerships, new product introductions, and product capabilities; statements and expectations regarding growth and opportunities in the fintech industry and embedded finance; and statements made by Marqeta’s CEO. Actual results may differ materially from the expectations contained in these statements due to risks and uncertainties, including, but not limited to, the following: the effect of uncertainties related to global economies, our business, results of operations, financial condition, and demand for our platform; the risk that Marqeta’s anticipated accounting treatment may be subject to further changes or developments; the risk that Marqeta is unable to further attract, retain, diversify, and expand its customer base; the risk that Marqeta is unable to drive increased profitable transactions on its platform; the risk that consumers and customers will not perceive the benefits of Marqeta’s products, including credit card issuing, as Marqeta expects; the risk that Marqeta's platform does not operate as intended resulting in system outages; the risk that Marqeta will not be able to achieve the cost structure that Marqeta currently expects; the risk that Marqeta’s solution will not achieve the expected market acceptance; the risk that competition could reduce expected demand for Marqeta’s services, including credit card issuing; the risk that changes in the regulatory landscape could adversely affect Marqeta's operations and revenues; the risk that Marqeta may be unable to maintain relationships with Issuing Banks and Card Networks; the risk that Marqeta is not able to identify and recognize the anticipated benefits of any acquisition; the risk that Marqeta is unable to successfully integrate any acquisition to businesses and related operations; the risk of financial services and banking sector instability and follow on effects to fintech companies; the risk of general economic conditions in either domestic or international markets, including inflation and recessionary fears, conditions resulting from geopolitical uncertainty and instability or war; and the risk that Marqeta may be subject to additional risks due to its international business activities. Detailed information about these risks and other factors that could potentially affect Marqeta’s business, financial condition, and results of operations are included in the “Risk Factors” disclosed in Marqeta's Annual Report on Form 10-K for the year ended December 31, 2023, as such risk factors may be updated from time to time in Marqeta’s periodic filings with the SEC, available at www.sec.gov and Marqeta’s website at http://investors.marqeta.com.
The forward-looking statements in this press release are based on information available to Marqeta as of the date hereof. Marqeta disclaims any obligation to update any forward-looking statements, except as required by law.

Disclosure Information
Investors and others should note that Marqeta announces material financial information to its investors using its investor relations website, SEC filings, press releases, public conference calls and webcasts. Marqeta also uses social media to communicate with its customers and the public about Marqeta, its products and services, and other matters relating to its business and market. It is possible that the information Marqeta posts on social media could be deemed to be material information. Therefore, Marqeta encourages investors, the media, and others interested in Marqeta to review the information we post on social media channels including the Marqeta X feed (@Marqeta), the Marqeta Instagram page (@lifeatmarqeta), the Marqeta Facebook page, and the Marqeta LinkedIn page. These social media channels may be updated from time to time.
Use of Non-GAAP Financial Measures
Reconciliations of non-GAAP financial measures to the most directly comparable financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see the section of the tables titled "Information Regarding Non-GAAP Financial Measures".
About Marqeta, Inc.
Marqeta’s modern card issuing platform empowers its customers to create customized and innovative payment cards. Marqeta’s modern architecture gives its customers the ability to build more configurable and flexible payment experiences, accelerating time-to-market and democratizing access to card issuing technology. Marqeta’s open APIs provide instant access to highly scalable, cloud-based payment infrastructure that enables customers to launch and manage their own card programs, issue cards, and authorize and settle payment transactions. Marqeta is headquartered in Oakland, California and is certified to operate in more than 40 countries globally.
Marqeta® is a registered trademark of Marqeta, Inc.
IR Contact: Marqeta Investor Relations, IR@marqeta.com

Marqeta, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Net revenue	$118,822	$203,805	$676,171	$748,206
Costs of revenue	35,589	116,681	346,657	428,205
Gross profit	83,233	87,124	329,514	320,001
Operating expenses:
Compensation and benefits	109,203	110,991	499,595	415,094
Technology	13,938	14,401	55,612	52,361
Professional services	7,172	6,295	21,679	23,479
Occupancy	1,076	1,126	4,361	4,514
Depreciation and amortization	3,159	1,019	10,741	3,853
Marketing and advertising	1,219	1,862	2,566	3,995
Other operating expenses	3,804	5,753	17,975	26,513
Total operating expenses	139,571	141,447	612,529	529,809
Loss from operations	(56,338)	(54,323)	(283,015)	(209,808)
Other income, net	14,932	28,468	52,440	24,926
Loss before income tax expense	(41,406)	(25,855)	(230,575)	(184,882)
Income tax (benefit) expense	(1,030)	471	(7,613)	(102)
Net loss	$(40,376)	$(26,326)	$(222,962)	$(184,780)
Net loss per share attributable to common stockholders, basic and diluted	$(0.08)	$(0.05)	$(0.42)	$(0.34)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	522,330,627	544,752,220	532,540,175	545,397,254

Marqeta, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	December 31, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$980,972	$1,183,846
Restricted cash	8,500	7,800
Short-term investments	268,724	440,858
Accounts receivable, net	19,540	15,569
Settlements receivable, net	29,922	18,028
Network incentives receivable	53,807	42,661
Prepaid expenses and other current assets	27,233	38,007
Total current assets	1,388,698	1,746,769
Property and equipment, net	18,764	7,440
Operating lease right-of-use assets, net	6,488	9,015
Intangibles	35,631	—
Goodwill	123,523	—
Other assets	16,587	7,122
Total assets	$1,589,691	$1,770,346
Liabilities and stockholders' equity
Current liabilities
Accounts payable	$1,420	$3,798
Revenue share payable	173,645	142,194
Accrued expenses and other current liabilities	161,514	136,887
Total current liabilities	336,579	282,879
Operating lease liabilities, net of current portion	5,126	9,034
Other liabilities	4,591	5,477
Total liabilities	346,296	297,390
Stockholders' equity:
Preferred stock	—	—
Common stock	52	53
Additional paid-in capital	2,067,776	2,082,373
Accumulated other comprehensive income (loss)	762	(7,237)
Accumulated deficit	(825,195)	(602,233)
Total stockholders’ equity	1,243,395	1,472,956
Total liabilities and stockholders' equity	$1,589,691	$1,770,346

Marqeta, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Year Ended December 31,
	2023	2022
Cash flows from operating activities:
Net loss	$(222,962)	$(184,780)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	10,741	3,853
Share-based compensation expense	180,739	160,743
Non-cash operating leases expense	2,527	2,281
Non-cash postcombination compensation expense	32,430	—
Amortization of premium on short-term investments	(4,495)	277
Gain on sale of equity method investment	—	(17,889)
Impairment of other financial instruments	—	11,616
Other	736	649
Changes in operating assets and liabilities:
Accounts receivable	(4,556)	(2,577)
Settlements receivable	(11,894)	(6,762)
Network incentives receivable	(11,146)	(12,262)
Prepaid expenses and other assets	7,900	(8,621)
Accounts payable	(1,956)	254
Revenue share payable	31,451	21,015
Accrued expenses and other liabilities	14,983	22,257
Operating lease liabilities	(3,394)	(3,020)
Net cash provided by (used in) operating activities	21,104	(12,966)
Cash flows from investing activities:
Purchases of property and equipment	(762)	(2,319)
Capitalization of internal-use software	(11,889)	—
Business combination, net of cash acquired	(135,777)	—
Purchase of patents	—	(1,600)
Purchases of short-term investments	(892,430)	(70,495)
Sales of short-term investments	577,934	—
Maturities of short-term investments	501,534	77,400
Realized gain/loss on investments	(94)	—
Sale of equity method investment	—	25,732
Net cash provided by investing activities	38,516	28,718
Cash flows from financing activities:
Proceeds from exercise of stock options, including early exercised stock options, net of repurchase of early exercised unvested options	5,289	9,249
Payment of contingent consideration	(53,067)	—
Proceeds from shares issued in connection with employee stock purchase plan	3,066	4,762
Taxes paid related to net share settlement of restricted stock units	(26,662)	(15,362)
Repurchase of common stock	(190,420)	(78,136)
Net cash used in financing activities	(261,794)	(79,487)
Decrease in cash, cash equivalents, and restricted cash	(202,174)	(63,735)
Cash, cash equivalents, and restricted cash - Beginning of period	1,191,646	1,255,381
Cash, cash equivalents, and restricted cash - End of period	$989,472	$1,191,646

Marqeta, Inc.
Financial and Operating Highlights
(in thousands, except per share data or as noted)
(unaudited)

2023	2022	Year over Year Change - Q4'23 vs Q4'22
Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter
Operating performance:
Net revenue	$118,822	$108,891	$231,115	$217,343	$203,805	(42%)
Costs of revenue	35,589	36,383	146,506	128,179	116,681	(69%)
Gross profit	83,233	72,508	84,609	89,164	87,124	(4%)
Gross profit margin	70%	67%	37%	41%	43%	27	ppts
Operating expenses:
Compensation and benefits	109,203	115,846	126,788	147,759	110,991	(2%)
Technology	13,938	13,930	13,154	14,590	14,401	(3%)
Professional services	7,172	4,197	4,873	5,437	6,295	14%
Occupancy and equipment	1,076	1,074	1,057	1,154	1,126	(4%)
Depreciation and amortization	3,159	3,108	2,494	1,980	1,019	210%
Marketing and advertising	1,219	346	561	441	1,862	(35%)
Other operating expenses	3,804	3,833	5,103	5,236	5,753	(34%)
Total operating expenses	139,571	142,334	154,030	176,597	141,447	(1%)
Loss from operations	(56,338)	(69,826)	(69,421)	(87,433)	(54,323)	4%
Other income, net	14,932	15,074	10,762	11,672	28,468	(48%)
Loss before income tax expense	(41,406)	(54,752)	(58,659)	(75,761)	(25,855)	60%
income tax (benefit) expense	(1,030)	238	138	(6,960)	471	(319%)
Net loss	$(40,376)	$(54,990)	$(58,797)	$(68,801)	$(26,326)	53%
Loss per share - basic and diluted	$(0.08)	$(0.10)	$(0.11)	$(0.13)	$(0.05)	60%
TPV (in millions)	$61,979	$56,650	$53,615	$50,020	$46,704	33%
Adjusted EBITDA	$3,292	$(2,062)	$824	$(4,345)	$(7,488)	144%
Adjusted EBITDA margin	3.0%	(1.9%)	0.4%	(2.0%)	(3.7%)	7	ppts
Financial condition:
Cash and cash equivalents	$980,972	$947,749	$950,157	$1,050,414	$1,183,846	(17%)
Restricted cash	$8,500	$7,800	$9,375	$7,800	$7,800	9%
Short-term investments	$268,724	$349,395	$432,354	$408,675	$440,858	(39%)
Total assets	$1,589,691	$1,603,249	$1,704,143	$1,774,183	$1,770,346	(10%)
Total liabilities	$346,296	$308,166	$331,528	$340,533	$297,390	16%
Stockholders' equity	$1,243,395	$1,295,083	$1,372,615	$1,433,650	$1,472,956	(16%)
ppts = percentage points

Marqeta, Inc.
Reconciliation of GAAP to NON-GAAP Measures
(in thousands)

Information Regarding Non-GAAP Measures
In addition to the financial measures prepared in accordance with generally accepted accounting principles in the United States (“GAAP”), this press release contains certain non-GAAP financial measures. Marqeta considers Adjusted EBITDA, Adjusted EBITDA Margin, and Non-GAAP operating expenses as supplemental measures of the Company’s performance that are not required by, nor presented in accordance with GAAP.
We define Adjusted EBITDA as net income (loss) adjusted to exclude depreciation and amortization; share-based compensation expense; payroll tax related to share-based compensation; restructuring charges; acquisition-related expenses which consist of due diligence costs, transaction costs and integration costs related to potential or successful acquisitions, and cash and non-cash postcombination compensation expenses; income tax expense (benefit); and other income (expense), net, which consists of interest income from our short-term investments, realized foreign currency gains and losses, our share of equity method investments’ profit or loss, impairment of equity method investments or other financial instruments, and gain from sale of equity method investments. We believe that Adjusted EBITDA is an important measure of operating performance because it allows management and our board of directors to evaluate and compare our core operating results, including our operating efficiencies, from period to period. Additionally, we utilize Adjusted EBITDA as an input into our calculation of our annual employee bonus plans.
Adjusted EBITDA Margin is calculated as Adjusted EBITDA divided by net revenue. This measure is used by management and our board of directors to evaluate our operating efficiency.
We define Non-GAAP operating expenses as total operating expenses adjusted to exclude depreciation and amortization; share-based compensation expense; payroll tax related to share-based compensation; restructuring charges; and acquisition-related expenses which consists of due diligence costs, transaction costs and integration costs related to potential or successful acquisitions, and cash and non-cash postcombination compensation expenses. We believe that non-GAAP operating expenses is an important measure of operating performance because it allows management and our board of directors to evaluate and compare our core operating results, including our operating efficiencies, from period to period.
Adjusted EBITDA, Adjusted EBITDA Margin, and Non-GAAP operating expenses should not be considered in isolation, or construed as an alternative to net loss, or any other performance measures derived in accordance with GAAP, or as an alternative to cash flow from operating activities or as a measure of the Company's liquidity. In addition, other companies may calculate Adjusted EBITDA differently than Marqeta does, which limits its usefulness in comparing Marqeta’s financial results with those of other companies.

The following table shows Marqeta's GAAP results reconciled to non-GAAP results included in this release:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
GAAP net revenue	$118,822	$203,805	$676,171	$748,206
GAAP net loss	$(40,376)	$(26,326)	$(222,962)	$(184,780)
GAAP net loss margin	(34%)	(13%)	(33%)	(25%)
GAAP total operating expenses	$139,571	$141,447	$612,529	$529,809

GAAP net loss	$(40,376)	$(26,326)	$(222,962)	$(184,780)
Depreciation and amortization expense	3,159	1,019	10,741	3,853
Share-based compensation expense	45,027	45,081	183,630	160,743
Payroll tax expense related to share-based compensation	393	209	2,211	1,977
Acquisition-related expenses[1]	11,051	526	75,473	1,439
Restructuring	—	—	8,670	—
Other income, net	(14,932)	(28,468)	(52,440)	(24,926)
Income tax (benefit) expense	(1,030)	471	(7,613)	(102)
Adjusted EBITDA	$3,292	$(7,488)	$(2,290)	$(41,796)
Adjusted EBITDA Margin	3.0%	(3.7%)	(0.3%)	(5.6%)

GAAP Total operating expenses	$139,571	$141,447	$612,529	$529,809
Depreciation and amortization expense	(3,159)	(1,019)	(10,741)	(3,853)
Share-based compensation expense	(45,027)	(45,081)	(183,630)	(160,743)
Payroll tax expense related to share-based compensation	(393)	(209)	(2,211)	(1,977)
Restructuring	—	—	(8,670)	—
Acquisition-related expenses	(11,051)	(526)	(75,473)	(1,439)
Non-GAAP operating expenses	$79,941	$94,612	$331,804	$361,797
_______________
(1) Acquisition-related expenses, which include transaction costs, integration costs and cash and non-cash postcombination compensation expense, have been excluded from Adjusted EBITDA as such expenses are not reflective of our ongoing core operations and are not representative of the ongoing costs necessary to operate our business; instead, these are costs specifically associated with a discrete transaction.